Item 77E - DWS Variable Series II
On December 7, 2010, DWS
Variable Series II was named as a
defendant in the First Amended
Complaint filed by the Official
Committee of Unsecured Creditors
in the U.S. Bankruptcy Court for the
District of Delaware in the lawsuit
styled Official Committee of
Unsecured Creditors of Tribune
Company, et al., v. Fitzsimons et al.
(the "Lawsuit").  The Lawsuit arises
out of a leveraged buyout transaction
("LBO") in 2007 by which loans
were made to the Tribune Company
to fund the LBO and shares of the
Tribune Company held by
shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to recover all
payments made to the shareholders
in the LBO.  All proceedings on the
Lawsuit are stayed pending a
decision by the Bankruptcy Court on
which of two proposed plans of
reorganization will be confirmed.
Management is currently assessing
the Lawsuit and has not yet
determined the effect, if any, on any
series of the Trust.
Item 77E - DWS Balanced VIP (a
series of DWS Variable Series II)
On December 7, 2010, DWS
Balanced VIP was named as a
defendant in the First Amended
Complaint and Objection to Claims
filed by the Official Committee of
Unsecured Creditors in the U.S.
Bankruptcy Court for the District of
Delaware in the lawsuit Tribune
Company, et al., Debtors, Official
Committee of Unsecured Creditors v.
JPMorgan Chase Bank, N.A. et al.
(the "Lawsuit").  The Lawsuit arises
out of a leveraged buyout transaction
("LBO") in 2007 by which loans
were made to the Tribune Company
to fund the LBO ("LBO Debt") and
shares of the Tribune Company held
by shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to avoid the
obligations on the LBO Debt and to
recover payments of principal and
interest made by the Tribune
Company on the LBO Debt.  The
Fund currently holds LBO Debt
securities and has received
approximately $7,514 in interest
payments and $1,073 in principal
payments as of June 30, 2011.  All
proceedings on the Lawsuit are
stayed pending a decision by the
Bankruptcy Court on which of two
proposed plans of reorganization will
be confirmed.  One of the plans
proposes to settle the litigation, while the other plan proposes to proceed with the litigation. Management is currently assessing the Lawsuit and has not yet determined the effect, if any, on the Fund.
Item 77E - DWS High Income VIP
(a series of DWS Variable Series
II)
On December 7, 2010, DWS High
Income VIP was named as a
defendant in the First Amended
Complaint and Objection to Claims
filed by the Official Committee of
Unsecured Creditors in the U.S.
Bankruptcy Court for the District of
Delaware in the lawsuit Tribune
Company, et al., Debtors, Official
Committee of Unsecured Creditors v.
JPMorgan Chase Bank, N.A. et al.
(the "Lawsuit").  The Lawsuit arises
out of a leveraged buyout transaction
("LBO") in 2007 by which loans
were made to the Tribune Company
to fund the LBO ("LBO Debt") and
shares of the Tribune Company held
by shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to avoid the
obligations on the LBO Debt and to
recover payments of principal and
interest made by the Tribune
Company on the LBO Debt.  The
Fund currently holds LBO Debt
securities and has received
approximately $71,649 in interest
payments and $10,649 in principal
payments as of June 30, 2011.  All
proceedings on the Lawsuit are
stayed pending a decision by the
Bankruptcy Court on which of two
proposed plans of reorganization will
be confirmed.  One of the plans
proposes to settle the litigation, while the other plan proposes to proceed with the litigation. Management is currently assessing the Lawsuit and has not yet determined the effect, if any, on the Fund.
Item 77E - DWS Strategic Income
VIP (a series of DWS Variable
Series II)
On December 7, 2010, DWS
Strategic Income VIP was named as
a defendant in the First Amended
Complaint and Objection to Claims
filed by the Official Committee of
Unsecured Creditors in the U.S.
Bankruptcy Court for the District of
Delaware in the lawsuit Tribune
Company, et al., Debtors, Official
Committee of Unsecured Creditors v.
JPMorgan Chase Bank, N.A. et al.
(the "Lawsuit").  The Lawsuit arises
out of a leveraged buyout transaction
("LBO") in 2007 by which loans
were made to the Tribune Company
to fund the LBO ("LBO Debt") and
shares of the Tribune Company held
by shareholders were tendered for or
were converted to a right to receive
cash.  Following the completion of
the LBO in 2007, the Tribune
Company filed for bankruptcy.  The
Lawsuit seeks to avoid the
obligations on the LBO Debt and to
recover payments of principal and
interest made by the Tribune
Company on the LBO Debt.  The
Fund currently holds LBO Debt
securities and has received
approximately $7,560 in interest
payments and $1,125 in principal
payments as of June 30, 2011.  All
proceedings on the Lawsuit are
stayed pending a decision by the
Bankruptcy Court on which of two
proposed plans of reorganization will
be confirmed.  One of the plans
proposes to settle the litigation, while the other plan proposes to proceed with the litigation. Management is currently assessing the Lawsuit and has not yet determined the effect, if any, on the Fund.





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